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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-36855, 333-44401 and 333-47629) and the Registration
Statements on Form S-8 (Nos. 33-83124, 333-04379 and 333-35039) of Chancellor Media Corporation of our report dated February 10, 1998 except for notes 2(b) paragraphs 1 and 3-5 as to which the date is February 20, 1998 and 9(b) paragraph 6 as to which the date is March 13, 1998, related to the consolidated balance sheet of Chancellor Media Corporation and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows and related financial statement schedules for the year ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Chancellor Media Corporation.

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 30, 1998